Exhibit 99.1

Federated Investors, Inc. Reports First Quarter 2019 Earnings

•	Q1 2019 EPS of $0.54

•	Managed assets reach a record $484.9 billion

•	Board declares $0.27 per share quarterly dividend
(PITTSBURGH, Pa., April 25, 2019) — Federated Investors, Inc. (NYSE: FII), one of the world's largest investment managers, today reported earnings per diluted share (EPS) of $0.54 for Q1 2019, compared to $0.60 for the same quarter last year on net income of $54.5 million for Q1 2019 compared to $60.3 million for Q1 2018.
Federated's total managed assets were a record $484.9 billion at March 31, 2019, up $92.7 billion or 24% from $392.2 billion at March 31, 2018 and up $25.0 billion or 5% from $459.9 billion at Dec. 31, 2018. Total average managed assets for Q1 2019 were $475.4 billion, up $77.4 billion or 19% from $398.0 billion reported for Q1 2018 and up $31.7 billion or 7% from $443.7 billion reported for Q4 2018. The results in this press release include activity of Hermes Fund Managers Limited (Hermes), beginning July 1, 2018.
"Liquidity management products saw strong flows in the first quarter, as Federated's money market funds offered the potential for higher yields than deposit accounts," said J. Christopher Donahue, president and chief executive officer. "Assets in our prime, government and tax-free money market funds were up from the previous quarter, and investors turned to Federated for liquidity management solutions that provide diligent credit analysis, broad diversification and competitive yields."
Federated's board of directors declared a quarterly dividend of $0.27 per share. The dividend is payable on May 15, 2019 to shareholders of record as of May 8, 2019. During Q1 2019, Federated purchased 60,833 shares of Federated class B common stock for $1.5 million.
Federated's equity assets were $80.2 billion at March 31, 2019, up $21.4 billion or 36% from $58.8 billion at March 31, 2018 and up $7.7 billion or 11% from $72.5 billion at Dec. 31, 2018. Top-selling equity funds during Q1 2019 on a net basis were Federated Kaufmann Small Cap Fund, Hermes Global Emerging Markets Fund, Federated MDT Small Cap Growth Fund, Federated MDT Small Cap Core Fund and Federated MDT Mid Cap Growth Fund.
Federated's fixed-income assets were $64.1 billion at March 31, 2019, up $1.9 billion or 3% from $62.2 billion at March 31, 2018 and up $0.9 billion or 1% from $63.2 billion at Dec. 31, 2018. Top-selling fixed-income funds during Q1 2019 on a net basis included Federated Total Return Bond Fund, Federated Municipal Ultrashort Fund, Federated U.S. Government Securities Fund: 1-3 Years, Federated Sterling Cash Plus Fund and Federated Mortgage Fund.
Money market assets were $318.4 billion at March 31, 2019, up $52.5 billion or 20% from $265.9 billion at March 31, 2018 and up $16.6 billion or 6% from $301.8 billion at Dec. 31, 2018. Money market fund assets were $214.8 billion at March 31, 2019, up $32.4 billion or 18% from $182.4 billion at March 31, 2018 and up $6.3 billion or 3% from $208.5 billion at Dec. 31, 2018. Federated's money market separate account assets were $103.6 billion at March 31, 2019, up $20.1 billion or 24% from $83.5 billion at March 31, 2018 and up $10.3 billion or 11% from $93.3 billion at Dec. 31, 2018.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Reports Q1 2019 Earnings	Page 2 of 10

Financial Summary
Q1 2019 vs. Q1 2018
Revenue increased $43.2 million or 16% primarily due to the consolidation of Hermes' revenue, which included performance fees of $2.8 million, and higher average money market assets. These increases in revenue were partially offset by a decrease in revenue from lower average equity and fixed-income assets (excluding Hermes).
During Q1 2019, Federated derived 61% of its revenue from long-term assets (40% from equity assets, 14% from fixed-income assets and 7% from alternative/private markets and multi-asset), 38% from money market assets and 1% from sources other than managed assets.
Operating expenses increased $52.0 million or 28% primarily due to the consolidation of Hermes' expenses.
Nonoperating income (expenses), net increased $2.4 million primarily due to an increase in the market value of investments.
Q1 2019 vs. Q4 2018
Revenue was down slightly, primarily due to two fewer days in the quarter and lower performance fees, offset by higher average money market assets. Operating expenses increased $16.9 million or 8% primarily due to higher compensation and related expenses resulting from higher incentive compensation and seasonality in payroll taxes, and an increase in distribution expenses primarily due to the increase in money market fund assets.
Nonoperating income (expenses), net increased $7.8 million primarily due to an increase in the market value of investments.
Federated's level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated's business activity levels and financial results. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated will host an earnings conference call at 9 a.m. Eastern on April 26, 2019. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed online in real time via the About section of FederatedInvestors.com. A replay will be available from approximately 12:30 p.m. Eastern on April 26, 2019 until May 3, 2019 by calling 877-481-4010 (domestic) or 919-882-2331 (international) and entering access code 46069. An online replay will be available via FederatedInvestors.com for one year.
Federated Investors, Inc. is a leading global investment manager with $484.9 billion in assets under management as of March 31, 2019. Our investment solutions span 129 equity, fixed-income, alternative/private markets, multi-asset and money market funds and a range of separately managed account strategies. Providing comprehensive investment management to approximately 9,500 institutions and intermediaries, our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated’s nearly 1,900 employees include those in New York, Boston, London and several other offices worldwide. In 2018, Federated acquired a majority interest in Hermes Investment Management, which provides world-class active management and stewardship services.
Federated ranks in the top 6% of equity fund managers in the industry, the top 7% of money market fund managers and the top 11% of fixed-income fund managers1. Federated also ranks as the 10th-largest SMA manager2. Information regarding Hermes is

Federated Reports Q1 2019 Earnings	Page 3 of 10

available at Hermes-Investment.com. An analyst presentation that includes information about Hermes also is available. For more information, visit FederatedInvestors.com.
###
1) Strategic Insight, March 31, 2019. Based on assets under management in open-end funds.
2) Money Management Institute/Cerulli, Q4 2018.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Investment Management Limited and Hermes European Equities Limited, each a registered investment adviser.
Certain statements in this press release, such as those related to liquidity management solution attributes, performance, investor preferences and demand, and asset flows and mix, constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned, sustain product demand, and asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q1 2019 Earnings	Page 4 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q1 2018 to Q1 2019	Quarter Ended	% Change Q4 2018 to Q1 2019
	March 31, 2019	March 31, 2018		Dec. 31, 2018
Revenue
Investment advisory fees, net	$211,199	$174,266	21%	$213,990	(1)%
Administrative service fees, net—affiliates	54,135	49,023	10	52,022	4
Other service fees, net	41,716	40,563	3	41,204	1
Total Revenue	307,050	263,852	16	307,216	0

Operating Expenses
Compensation and related	111,216	78,374	42	99,153	12
Distribution	77,632	72,498	7	73,482	6
Systems and communications	12,794	8,433	52	11,528	11
Office and occupancy	11,362	7,541	51	10,384	9
Professional service fees	10,486	9,631	9	10,461	0
Advertising and promotional	4,190	3,228	30	5,174	(19)
Travel and related	3,848	2,821	36	4,627	(17)
Other	4,633	1,655	180	4,453	4
Total Operating Expenses	236,161	184,181	28	219,262	8
Operating Income	70,889	79,671	(11)	87,954	(19)

Nonoperating Income (Expenses)
Investment income (loss), net	2,709	718	277	(1,666)	263
Debt expense	(1,400)	(1,330)	5	(1,522)	(8)
Other, net	324	(143)	327	(2,972)	111
Total Nonoperating Income (Expenses), net	1,633	(755)	316	(6,160)	127
Income before income taxes	72,522	78,916	(8)	81,794	(11)
Income tax provision	17,911	18,910	(5)	20,162	(11)
Net income including the noncontrolling interests in subsidiaries	54,611	60,006	(9)	61,632	(11)
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	65	(325)	120	96	(32)
Net Income	$54,546	$60,331	(10)%	$61,536	(11)%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$0.54	$0.60	(10)%	$0.61	(11)%
Weighted-Average Shares Outstanding
Basic	96,994	97,187		96,758
Diluted	96,995	97,189		96,758
Dividends Declared Per Share	$0.27	$0.25		$0.27
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of basic earnings per share under the "two-class method." As such, total net income of $2.1 million, $2.4 million and $2.3 million available to unvested restricted Federated shareholders for the quarterly periods ended March 31, 2019, March 31, 2018 and Dec. 31, 2018, respectively, was excluded from the computation of basic earnings per share. In addition to the amounts excluded from the basic earnings per share calculation, the computation of diluted earnings per share excludes net income available to unvested shareholders of a nonpublic consolidated subsidiary for the quarterly periods ended March 31, 2019 and Dec. 31, 2018.

Federated Reports Q1 2019 Earnings	Page 5 of 10

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	March 31, 2019	Dec. 31, 2018
Assets
Cash and other investments	$162,111	$190,490
Other current assets	116,240	113,611
Intangible assets, net, including goodwill	1,156,809	1,149,247
Other long-term assets	200,016	90,335
Total Assets	$1,635,176	$1,543,683

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$131,692	$181,180
Long-term debt	130,000	135,000
Other long-term liabilities	289,545	187,869
Redeemable noncontrolling interests	186,200	182,513
Equity excluding treasury stock	1,174,731	1,144,458
Treasury stock	(276,992)	(287,337)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,635,176	$1,543,683

Federated Reports Q1 2019 Earnings	Page 6 of 10

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended
	March 31, 2019	Dec. 31, 2018	March 31, 2018
Equity
Beginning assets	$72,497	$84,143	$62,816
Sales[1]	5,136	4,274	3,193
Redemptions[1]	(5,926)	(6,777)	(5,258)
Net redemptions[1]	(790)	(2,503)	(2,065)
Net exchanges	13	(180)	(127)
Impact of foreign exchange[2]	(122)	0	0
Market gains and losses[3]	8,647	(8,963)	(1,794)
Ending assets	$80,245	$72,497	$58,830

Fixed Income
Beginning assets	$63,158	$65,369	$64,160
Sales[1]	5,416	5,330	4,908
Redemptions[1]	(6,341)	(7,424)	(6,594)
Net redemptions[1]	(925)	(2,094)	(1,686)
Net exchanges	(33)	214	127
Impact of foreign exchange[2]	8	0	0
Market gains and losses[3]	1,899	(331)	(396)
Ending assets	$64,107	$63,158	$62,205

Alternative / Private Markets[4]
Beginning assets	$18,318	$18,621	$366
Sales[1]	313	437	41
Redemptions[1]	(858)	(530)	(67)
Net redemptions[1]	(545)	(93)	(26)
Net exchanges	(2)	1	1
Impact of foreign exchange[2]	387	0	0
Market gains and losses[3]	(304)	(211)	2
Ending assets	$17,854	$18,318	$343

Multi-asset
Beginning assets	$4,093	$4,790	$5,014
Sales[1]	104	119	128
Redemptions[1]	(241)	(369)	(235)
Net redemptions[1]	(137)	(250)	(107)
Net exchanges	2	(23)	0
Market gains and losses[3]	301	(424)	(64)
Ending assets	$4,259	$4,093	$4,843

Total Long-term Assets[4]
Beginning assets	$158,066	$172,923	$132,356
Sales[1]	10,969	10,160	8,270
Redemptions[1]	(13,366)	(15,100)	(12,154)
Net redemptions[1]	(2,397)	(4,940)	(3,884)
Net exchanges	(20)	12	1
Impact of foreign exchange[2]	273	0	0
Market gains and losses[3]	10,543	(9,929)	(2,252)
Ending assets	$166,465	$158,066	$126,221
1) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes. Reporting only contains foreign exchange separately beginning with Q1 2019 (previously included in Market gains and losses).
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates for periods prior to Q1 2019.

4)
Includes $8.1 billion and $8.3 billion at March 31, 2019 and Dec. 31, 2018, respectively, of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

Federated Reports Q1 2019 Earnings	Page 7 of 10

Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	March 31, 2019
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds[2]	Separate Accounts[1]
Beginning assets	$36,584	$35,913	$40,490	$22,668	$11,365	$6,953	$3,920	$173	$92,359	$65,707
Sales	3,412	1,724	4,154	1,262	254	59	102	2	7,922	3,047
Redemptions	(3,003)	(2,923)	(4,726)	(1,615)	(387)	(471)	(235)	(6)	(8,351)	(5,015)
Net sales (redemptions)	409	(1,199)	(572)	(353)	(133)	(412)	(133)	(4)	(429)	(1,968)
Net exchanges	13	0	(8)	(25)	(2)	0	2	0	5	(25)
Impact of foreign exchange[3]	(15)	(107)	23	(15)	240	147	0	0	248	25
Market gains and losses[4]	5,066	3,581	1,256	643	(306)	2	283	18	6,299	4,244
Ending assets	$42,057	$38,188	$41,189	$22,918	$11,164	$6,690	$4,072	$187	$98,482	$67,983

1)
Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

2)	Includes $8.1 billion of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.
3) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.

4)	Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Reports Q1 2019 Earnings	Page 8 of 10

Unaudited Changes in Long-Term Assets - By Product Type
(in millions)	Quarter Ended
	March 31, 2019	Dec. 31, 2018	March 31, 2018
Total Fund Assets[1]
Beginning assets	$92,359	$101,437	$79,301
Sales	7,922	7,868	5,956
Redemptions	(8,351)	(10,375)	(7,634)
Net redemptions	(429)	(2,507)	(1,678)
Net exchanges	5	13	(2)
Impact of foreign exchange[2]	248	0	0
Market gains and losses[3]	6,299	(6,584)	(622)
Ending assets	$98,482	$92,359	$76,999

Total Separate Accounts Assets[4]
Beginning assets	$65,707	$71,486	$53,055
Sales[5]	3,047	2,292	2,314
Redemptions[5]	(5,015)	(4,725)	(4,520)
Net redemptions[5]	(1,968)	(2,433)	(2,206)
Net exchanges	(25)	(1)	3
Impact of foreign exchange[2]	25	0	0
Market gains and losses[3]	4,244	(3,345)	(1,630)
Ending assets	$67,983	$65,707	$49,222

Total Long-term Assets[1,4]
Beginning assets	$158,066	$172,923	$132,356
Sales[5]	10,969	10,160	8,270
Redemptions[5]	(13,366)	(15,100)	(12,154)
Net redemptions[5]	(2,397)	(4,940)	(3,884)
Net exchanges	(20)	12	1
Impact of foreign exchange[2]	273	0	0
Market gains and losses[3]	10,543	(9,929)	(2,252)
Ending assets	$166,465	$158,066	$126,221

1)
Includes $8.1 billion and $8.3 billion at March 31, 2019 and Dec. 31, 2018, respectively, of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes. Reporting only contains foreign exchange separately beginning with Q1 2019 (previously included in Market gains and losses).
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates for periods prior to Q1 2019.
4) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.

5)	For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Reports Q1 2019 Earnings	Page 9 of 10

Unaudited Managed Assets (in millions)	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	March 31, 2018
By Asset Class
Equity	$80,245	$72,497	$84,143	$57,973	$58,830
Fixed-income	64,107	63,158	65,369	61,435	62,205
Alternative / private markets[1]	17,854	18,318	18,621	292	343
Multi-asset	4,259	4,093	4,790	4,730	4,843
Total long-term assets	166,465	158,066	172,923	124,430	126,221
Money market	318,413	301,794	264,233	255,247	265,944
Total Managed Assets	$484,878	$459,860	$437,156	$379,677	$392,165

By Product Type
Funds:
Equity	$42,057	$36,584	$43,578	$31,699	$31,507
Fixed-income	41,189	40,490	41,817	39,877	40,529
Alternative / private markets[1]	11,164	11,365	11,457	292	343
Multi-asset	4,072	3,920	4,585	4,521	4,620
Total long-term assets	98,482	92,359	101,437	76,389	76,999
Money market	214,764	208,480	182,966	172,671	182,437
Total Fund Assets	$313,246	$300,839	$284,403	$249,060	$259,436
Separate Accounts:
Equity	$38,188	$35,913	$40,565	$26,274	$27,323
Fixed-income	22,918	22,668	23,552	21,558	21,676
Alternative / private markets	6,690	6,953	7,164	0	0
Multi-asset	187	173	205	209	223
Total long-term assets	67,983	65,707	71,486	48,041	49,222
Money market	103,649	93,314	81,267	82,576	83,507
Total Separate Account Assets	$171,632	$159,021	$152,753	$130,617	$132,729
Total Managed Assets	$484,878	$459,860	$437,156	$379,677	$392,165
1) Includes $8.1 billion, $8.3 billion and $8.4 billion at March 31, 2019, Dec. 31, 2018 and Sept. 30, 2018, respectively, of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.

Federated Reports Q1 2019 Earnings	Page 10 of 10

Unaudited Average Managed Assets	Quarter Ended
(in millions)	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	March 31, 2018
By Asset Class
Equity	$77,554	$78,084	$84,262	$58,818	$61,555
Fixed-income	64,167	63,881	64,750	61,648	63,538
Alternative / private markets[1]	18,311	18,410	18,504	319	355
Multi-asset	4,225	4,449	4,805	4,824	4,979
Total long-term assets	164,257	164,824	172,321	125,609	130,427
Money market	311,150	278,885	261,571	260,371	267,546
Total Avg. Managed Assets	$475,407	$443,709	$433,892	$385,980	$397,973

By Product Type
Funds:
Equity	$40,217	$39,871	$43,473	$31,911	$32,680
Fixed-income	41,095	41,088	41,501	40,199	41,022
Alternative / private markets[1]	11,545	11,351	11,109	319	355
Multi-asset	4,042	4,268	4,598	4,604	4,749
Total long-term assets	96,899	96,578	100,681	77,033	78,806
Money market	209,260	194,009	179,562	175,885	181,856
Total Avg. Fund Assets	$306,159	$290,587	$280,243	$252,918	$260,662
Separate Accounts:
Equity	$37,337	$38,213	$40,789	$26,907	$28,875
Fixed-income	23,072	22,793	23,249	21,449	22,516
Alternative / private markets	6,766	7,059	7,395	0	0
Multi-asset	183	181	207	220	230
Total long-term assets	67,358	68,246	71,640	48,576	51,621
Money market	101,890	84,876	82,009	84,486	85,690
Total Avg. Separate Account Assets	$169,248	$153,122	$153,649	$133,062	$137,311
Total Avg. Managed Assets	$475,407	$443,709	$433,892	$385,980	$397,973
1) The average balance includes $8.4 billion, $8.3 billion and $8.2 billion for the quarters ended March 31, 2019, Dec. 31, 2018 and Sept. 30, 2018, respectively, of assets managed by a nonconsolidated entity, Hermes GPE LLP, in which Hermes holds an equity method investment.